Filed by Specialized Health Products International, Inc.
                                Filed Pursuant to Rule 425 promulgated under the
                                  Securities Act of 1933, as amended, and deemed
                                       filed pursuant to Rule 14a-12 promulgated
                          Under the Securities Exchange Act of 1934, as amended.

                              Subject Company: Specialized Health Products, Inc.
                                                    Commission File No.: 0-26694



                 Specialized Health Products International, Inc.
                           The Med-Design Corporation
                        Merger Agreement Conference Call
                         November 22, 2005 4:30 p.m. EST



Operator:


Ladies and gentlemen, thank you for standing by, and welcome to the conference call to discuss the merger of Specialized Health Products International and The Med-Design Corporation. During this call, Specialized Health Products International will also be referred to as "SHPI". At this time all participants are in a listen-only mode, and later we will conduct a question and answer session. The instructions will be given at that time. If you should require assistance during the call, please press star, then zero, and as a reminder, this conference is being recorded.

Before we begin the call, the companies have asked me to read a forward-looking statements disclaimer:

Remarks made during this call contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements include the quotes of Mr. Soinski and Mr. Papa, statements relating to the expected benefits of the proposed merger and other statements that are not historical facts, including any implied statements about the future performance of the combined company. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that SHPI's pending acquisition of Med-Design may not be completed when expected, or at all, and risks related to: the integration of SHPI and Med-Design; the generation of royalty revenues from licensees; expected profitability and cash flow, which may never materialize; any uncertainty surrounding the acquisition and the costs related to the acquisition; SHPI's ability to reduce expense and achieve expected cost savings; delay in the introduction and market acceptance of new products; SHPI's ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties; patents may exist of which SHPI is not aware, or existing patents may provide benefits to third parties beyond those anticipated by SHPI; SHPI's ability to meet its capital requirements; the overall industry environment; acceptance of SHPI's new products; further approvals of regulatory authorities; adverse court rulings; production and/or quality control problems; competitive pressures; and general economic conditions. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to SHPI's and Med-Design's most recent annual reports and quarterly reports, as well as other subsequent filings with the Securities and Exchange Commission. SHPI and Med-Design caution listeners not to place undue reliance on any forward-looking statements. SHPI and Med-Design do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Now I would like to turn the call over to SHPI's President and Chief Executive
Officer, Jeff Soinski.

Jeff Soinski, SHPI President and CEO:
-------------------------------------

Good afternoon and thank you for joining us today to discuss our agreement to combine Specialized Health Products International and The Med-Design Corporation.

Joining me on the call today are, Vince Papa, Chairman of the Med-Design Board of Directors, who will be speaking with you in a moment, David Dowsett, Med-Design's Chief Operating Officer and Acting Chief Executive Officer, as well as senior members of SHPI's management team.

This morning we announced plans to merge SHPI and Med-Design to create a leading technology provider for safety medical needles.

These two independently growing companies have emerged as leaders in the expanding safety medical needle arena. Each has its own platform technologies. Each has its own manufactured product lines. And each has its own strategic relationships with major corporate partners. But, we believe that together these companies will become a much stronger and more efficient entity.

Let me review our rationale for this merger.

         o First, this deal makes financial sense. It gives us the opportunity to cut costs dramatically. We expect the combined company to be profitable in 2006.

         o Second, it gives us reliable new revenue streams in our core business.

         o And, third, this deal gives us additional cash, technology platforms and pipelines for new products. Thus, by combining, we will have the capital, technology and market position to become a much stronger player in safety medical devices.

Let me start by looking at the opportunities for cost savings.

Our two companies have significant overlap in capabilities, personnel and corporate and operational infrastructure.

We intend to pursue the many opportunities to eliminate these redundancies immediately upon closing this transaction. We anticipate being able to cut our combined annual operating expenses by approximately $4 million to $5 million. This amounts to a reduction in our combined operating expenses of between 35% and 44%. These cost savings would be equivalent to approximately 70% to 85% of Med-Design's stand-alone expenses for the 12 month period ended September 30, 2005.

As result of these cost savings, we expect the combined company to be profitable and cash flow positive in 2006.

We are confident we can achieve this profitability goal, because the combination also provides us with reliable new revenue streams. Med-Design generated revenues of $3.2 million in the 12 months ended September 30, 2005.

Approximately one-third of those revenues are virtually 100% gross margin royalty revenue from Med-Design's well-established license agreements with BD. These license agreements are related to Med-Design's retractable needle platform technology. The product lines manufactured and marketed by BD under these license agreements are the safety-engineered Integra Blood Collection Needle, Syringe Needle, and Safety IV Catheter.

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Med-Design generates the majority of its remaining revenue - close to two-thirds of its total sales - from its SafeStep(TM) Safety Huber Needle product line.

We see this Huber needle as complementary to our own safety Huber needle products, our successful LiftLoc(R) and our new MiniLoc(TM) Safety Infusion Set product lines. Not only is SafeStep(TM) based upon a different technology approach from our two needles, it is marketed at a lower price point through different distribution channels.

There is one thing; however, the Med-Design product has in common with our Huber needles: it competes in a category we know well. Also, based on our own manufacturing experience in this category, we see opportunities to improve the gross margin contribution of the SafeStep(TM) product.

Beyond the opportunities to grow revenues and decrease expenses, the combination will significantly improve SHPI's cash position and better position us to launch new products.

Med-Design had $10.9 million in cash, cash equivalents and short term investments at September 30, 2005. By contrast, we had about $800,000 on that same date. The two companies together had a total of $11.7 million at September 30, 2005.

We anticipate that the combined company will have approximately $7 million in cash, cash equivalents and short term investments available at closing after taking into account on-going operating expenses, transaction and integration expenses, including severance payments and obligations under Med-Design's current contracts. However, the combined company cash available at closing may vary depending upon the closing date and other factors outside of our control.

With a stronger cash position, we will be in a position to more aggressively push forward on new product opportunities and enter new markets more rapidly. We will look at both internally and externally generated new product opportunities to drive growth beyond our currently marketed products. At the same time, we will maintain the careful and disciplined use of our cash resources we have put in place over the last four years.

We believe that the technology portfolios of the two companies provide us with expanded opportunities to generate new products and enter new markets.

The combined company will have three complementary platform technologies:

         o        SHPI's FlexLoc(R) extensible plastic sheath technology,

         o        SHPI's SecureLoc(TM) integral safety capsule technologies,

         o        And, Med-Design's premier retractable needle technology.

Drawing on these three technology platforms, we can develop proprietary safety solutions for virtually all segments of the overall medical needle category.

Several of these product applications already are the subject of active license or development and OEM supply agreements with some of the leading healthcare companies in the world, including BD, Tyco Healthcare, Bard Access Systems, Merit Medical Systems, and TAP Pharmaceutical Products. We expect that the combined strength of our two companies will enable us to be even stronger partners under our existing agreements and provide the opportunity to seek expanded new business development opportunities.

Now I would like to turn the call over to Vince Papa, Chairman of the Med-Design Board of Directors.

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Vincent Papa, Med-Design Chairman of the Board:
-----------------------------------------------

We are pleased that this stock-for-stock merger provides our stockholders with the opportunity to participate in the upside potential of the combined company.

We believe the combined company will build upon an already strong portfolio of complementary products and technologies. It will have the capital and resources to expand its presence in the safety medical device space. And it will be positioned for profitability.

Throughout this process, we have been impressed with the quality of SHPI's management team and its focus on building a profitable operating company. As we explored various options to maximize value for Med-Design stockholders, we were swayed by the tremendous efficiencies created by this merger, as well as the combined company's ability to drive growth and expand into new safety categories.

We look forward to contributing to the future growth of the combined company through Board participation, and are pleased that the stock-for-stock transaction allows Med-Design stockholders to participate in the potential upside as we realize the efficiencies and growth opportunities created by this merger.

With that, I would like to turn the call back to Jeff.

Jeff Soinski, SHPI President and CEO:
-------------------------------------

Thank you, Vince.

We believe this combination will create a stronger new entity. The cost-saving opportunities will enable us to achieve profitability; it will provide new and complementary revenue streams; and it will give us the resources and capital to launch new products for future growth.

To mark this transformation, we intend to change the combined company's name to Salus Medical, Inc. We plan to make the name change effective in conjunction with closing of the merger and subject to approval by SHPI stockholders. Salus is a Latin word which translates to "health, safety, well-being" in English. Our current Specialized Health Products operating subsidiary and the new Med-Design operating subsidiary will be wholly-owned subsidiaries of Salus Medical, Inc.

In addition, after closing the merger, we intend to take the necessary actions to apply for a NASDAQ listing under a new stock symbol, including execution of a reverse stock split if approved by SHPI's stockholders and considered by the combined company's Board to be in the best interest of its stockholders. Of course, there are no guarantees that such actions will be successful or that a listing on NASDAQ will be approved. Until a NASDAQ listing is gained or we communicate otherwise, our stock will continue to be traded on the OTC Bulletin Board under the symbol "SHPI".

The merger is expected to close no later than the first quarter of 2006, subject to the approval of stockholders of each company and customary closing considerations.

Now, we will open the call to your questions. Operator?

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Q&A Session
-----------

Jeff Soinski, SHPI President and CEO:
-------------------------------------

Thank you for your time and attention on our call this morning. We also very much appreciate your questions.

In summary, we believe this merger will create tremendous opportunities for the stockholders of both companies.

It will enable us to reduce the combined company's operating expenses and become profitable in 2006. It will give us additional and reliable revenue streams and additional cash. It will broaden our technology portfolio and create more opportunities to launch new products. And it will better position us for future strategic acquisitions.

Additional information in connection with this proposed merger can be found in the Registration Statement on Form S-4 that we intend to file with the SEC. This filing will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger. Investors and security holders of SHPI and Med-Design are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available, because they will contain important information about SHPI, Med-Design, and the merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by SHPI or Med-Design with the SEC, may be obtained on SHPI's website at www.shpi.com, Med-Design's website at www.med-design.com, or at the SEC's website at www.sec.gov.

That's all for now. We look forward to speaking with you again on our next regularly scheduled conference call.

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